EXECUTION COPY



                  OMNIBUS TRUST DOCUMENTS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of November 3, 2003 (the "Omnibus Assignment and Assumption Agreement") among Sears, Roebuck and Co., a New York corporation (the "Transferring Servicer"), SRFG, Inc., a Delaware corporation (the "Transferring Seller"), Citibank (South Dakota), National Association , a national banking association (the "New Servicer"), Citi Omni-S Finance LLC, a Delaware limited liability company (the "New Seller"), and The Bank of New York (successor to The First National Bank of Chicago), as Trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Transferring Servicer, the Transferring Seller and the Trustee are parties to a Pooling and Servicing Agreement (the "Master Pooling Agreement"), dated as of July 31, 1994, as amended by the amendments identified on Exhibit A attached hereto (the "Amendments") and the assignments of additional accounts identified on Exhibit B attached hereto (the "Assignments"), and as supplemented by the Series Supplements identified on Exhibit C attached hereto (as amended by the Omnibus Amendment to Series Supplements identified on Exhibit C, the "Series Supplements," and the Master Pooling Agreement, as so amended and supplemented, the "Pooling Agreement").

                  WHEREAS, the Transferring Seller and the Trustee are parties to an Assignment of Additional Funds, dated as of January 30, 1998 (the "Assignment of Additional Funds").

                  WHEREAS, the Transferring Seller, the Transferring Servicer, Bank One, National Association and the Trustee are parties to an Instrument of Resignation, Appointment, and Acceptance, dated as of December 3, 2001 (the "Instrument of Resignation, Appointment and Acceptance", together with the Pooling Agreement and the Assignment of Additional Funds, the "Trust Documents").

                  WHEREAS, the Transferring Seller owns the Seller Certificate (as such term is defined in the Pooling Agreement).

                  WHEREAS, the Transferring Servicer, the Transferring Seller, certain of their affiliates and Citicorp, a Delaware corporation ("Citicorp") are parties to a Purchase, Sale and Servicing Transfer Agreement (the "Purchase Agreement"), dated as of July 15, 2003, as amended from time to time according to its terms.

                  WHEREAS, in connection with the Purchase Agreement, the Transferring Servicer, Citicorp and the New Servicer are parties to a Bill of Sale and Assignment and Assumption Agreement (the "Servicer Bill of Sale"), dated as of the date first set forth above, whereby the Transferring Servicer is selling, assigning, transferring and conveying certain assets of the Transferring Servicer to the New Servicer.

                  WHEREAS, in connection with the Purchase Agreement, the Transferring Seller, Citicorp and the New Seller are parties to a Bill of Sale and Assignment and Assumption Agreement (the "Seller Bill of Sale"), dated as of the date first set forth above, whereby the

Transferring Seller is selling, assigning, transferring and conveying certain assets of the Transferring Seller to the New Seller.

                  WHEREAS, the Transferring Seller intends to assign to the New Seller all of its right, title and interest and delegate all of its duties and obligations that are incurred or accrue on or after the date hereof, in each case as Seller, in, to and under the Pooling Agreement, the Assignment of Additional Funds and the Instrument of Resignation, Appointment and Acceptance.

                  WHEREAS, the Transferring Servicer intends to assign to the New Servicer all of its right, title and interest and delegate all of its duties and obligations that are incurred or accrue on or after the date hereof, in each case as Servicer, in, to and under the Pooling Agreement and the Instrument of Resignation, Appointment and Acceptance.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

                  SECTION 1. Unless otherwise defined in this Omnibus Assignment and Assumption Agreement, all defined terms used herein, including the Recitals hereto, shall have the meanings ascribed to such terms in the Pooling Agreement.

                  SECTION 2. (a) The Transferring Seller does hereby assign all of its right, title and interest, and delegate all of its duties and obligations that are incurred or accrue on or after the date hereof, in each case as Seller, in, to and under the Pooling Agreement (including the Seller Certificate), the Assignment of Additional Funds and the Instrument of Resignation, Appointment and Acceptance, to the New Seller; provided that to the extent that any duty or obligation of the Seller under any of the Pooling Agreement (including the Seller Certificate), the Assignment of Additional Funds or the Instrument of Resignation, Appointment and Acceptance is a Retained Liability (as defined in the Purchase Agreement), such duties or obligations are not hereby conveyed to the New Seller, but remain with the Transferring Seller.

                  (b) The New Seller accepts all such assigned right, title and interest, assumes all such duties and obligations (excluding any Retained Liabilities) and agrees that it shall be substituted for the Transferring Seller, as Seller, under the Pooling Agreement, the Assignment of Additional Funds and the Instrument of Resignation, Appointment and Acceptance.

                  (c) The Trustee, the Transferring Servicer and the New Servicer hereby severally (i) acknowledge and consent to the assignment and delegation made above, (ii) acknowledge and agree that as of the date hereof, the New Seller has been substituted for the Transferring Seller under each of the Pooling Agreement, the Assignment of Additional Funds and the Instrument of Resignation, Appointment and Acceptance and (iii) release the Transferring Seller from all of its duties and obligations under such documents (excluding any Retained Liabilities and any duties or obligations that were incurred or accrued prior to the date hereof).

                  SECTION 3. (a) The Transferring Servicer does hereby assign all of its right, title and interest, and delegate all of its duties and obligations that are incurred or accrue on or after the date hereof, in each case as Servicer, in, to and under the Pooling Agreement and the Instrument of Resignation, Appointment and Acceptance, to the New Servicer; provided that to the extent that any duty and obligation of the Servicer under either the Pooling Agreement or the Instrument of Resignation, Appointment and Acceptance is a Retained Liability (as defined in the Purchase Agreement), such duties or obligations are not hereby conveyed to the New Servicer, but remain with the Transferring Servicer.

                  (b) The New Servicer accepts all such assigned right, title and interest, assumes all such duties and obligations (excluding any Retained Liabilities) and agrees that it shall be substituted for the Transferring Servicer, as Servicer, under the Pooling Agreement and the Instrument of Resignation, Appointment and Acceptance.

                  (c) The Trustee, the Transferring Seller and the New Seller hereby severally (i) acknowledge and consent to the assignment and delegation made above, (ii) acknowledge and agree that as of the date hereof, the New Servicer has been substituted for the Transferring Servicer under each of the Pooling Agreement and the Instrument of Resignation, Appointment and Acceptance and (iii) release the Transferring Servicer from all of its duties and obligations under such documents (excluding any Retained Liabilities and any duties or obligations that were incurred or accrued prior to the date hereof).

                  SECTION 4. (a) The New Seller hereby acknowledges that the Transferring Seller has transferred to the New Seller any right, title and interest retained by the Transferring Seller in and to (i) the Receivables existing as of the Cut-Off Date (or with respect to Additional Accounts, as of the applicable Additional Account Cut-Off Date) and thereafter created, all monies due or to become due with respect thereto, all proceeds (as defined in Article 9 of the UCC as in effect in the State of New York) of such Receivables and Coverage Proceeds, if any, relating thereto and (ii) Interchange existing as of July 20, 2001 and thereafter created, all monies due or to become due with respect thereto and all proceeds (as defined in Article 9 of UCC as in effect in the State of New York) of Interchange, if any, relating thereto.

                  (b) The New Seller hereby confirms, affirms and ratifies the sale, transfer, assignment, set over, conveyance and pledge contained in the Pooling Agreement and, as Seller under the Pooling Agreement, the New Seller hereby sells, transfers, assigns and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, all right, title and interest of the New Seller in and to (i) the Receivables existing as of the Cut-Off Date (or with respect to Additional Accounts, as of the applicable Additional Account Cut-Off Date) and thereafter created, all monies due or to become due with respect thereto, all proceeds (as defined in Article 9 of the UCC as in effect in the State of New York) of such Receivables and Coverage Proceeds, if any, relating thereto and (ii) Interchange existing as of July 20, 2001 and thereafter created, all monies due or to become due with respect thereto and all proceeds (as defined in Article 9 of UCC as in effect in the State of New York) of Interchange, if any, relating thereto.

                  (c) The New Seller, as Seller under the Pooling Agreement, hereby grants to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, a first priority perfected security interest in all of New Seller's right, title and interest in and to (i)the

Receivables existing as of the Cut-Off Date (or with respect to Additional Accounts, as of the applicable Additional Account Cut-Off Date) and thereafter created, all monies due or to become due with respect thereto, all proceeds (as defined in Article 9 of the UCC as in effect in the State of New York) of such Receivables and Coverage Proceeds, if any, relating thereto and (ii) Interchange existing as of July 20, 2001 and thereafter created, all monies due or to become due with respect thereto and all proceeds (as defined in Article 9 of UCC as in effect in the State of New York) of Interchange, if any, relating thereto.

                  SECTION 5. The Trustee hereby acknowledges its acceptance on behalf of the Trust, for the benefit of the Certificateholders, of all right, title and interest in and to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 4(c) of this Omnibus Assignment and Assumption Agreement and declares that it shall maintain such right, title and interest, upon the trust set forth in the Pooling Agreement for the benefit of the Certificateholders. The Trustee also hereby acknowledges its acceptance on behalf of the Trust, for the benefit of the Certificateholders, of a security interest in all right, title and interest in and to the property, now existing and hereafter created, granted to the Trustee pursuant to Section 4(c) of this Omnibus Assignment and Assumption Agreement and declares that it shall maintain such right, title and interest upon the Trust set forth in the Agreement for the benefit of all the Certificateholders.

                  SECTION 6. Each of the Transferring Seller and the Transferring Servicer agrees to do or take, or cause to be done or taken, all such things and actions as any of the parties hereto may reasonably request in order to effect more fully the transfers contemplated by this Omnibus Assignment and Assumption Agreement.

                  SECTION 7. This Omnibus Assignment and Assumption Agreement shall become effective upon receipt by the New Seller, the New Servicer and the Trustee of the following, each of which shall be reasonably satisfactory to such party:

                  (a) notification in writing from each Rating Agencies that the terms of this Omnibus Assignment and Assumption Agreement shall not result in a Ratings Event; and

                  (b) counterparts of this Omnibus Assignment and Assumption Agreement duly executed by the parties hereto.

                  SECTION 8. This Omnibus Assignment and Assumption Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                  SECTION 9. This Omnibus Assignment and Assumption Agreement shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                            [Signature page follows]

         IN WITNESS WHEREOF, the Transferring Seller, the Transferring Servicer, the Trustee, the New Seller and the New Servicer have caused this Omnibus Assignment and Assumption Agreement to be duly executed by their respective officers as of the date first set forth above.

                               SRFG, INC.,
                               as Transferring Seller

                               By:    /s/ George F. Slook
                                      -------------------
                               Name:  George F. Slook
                               Title: President and Chief Executive Officer

                               SEARS, ROEBUCK AND CO.,
                               as Transferring Servicer

                               By:    /s/ Larry R Raymond
                                      -------------------
                               Name:  Larry R. Raymond
                               Title: Vice President and Treasurer

                               THE BANK OF NEW YORK,
                               as Trustee

                               By:    /s/ Eric A. Lindahl
                                      -------------------
                               Name:  Eric A. Lindahl
                               Title: Agent

                               CITI OMNI-S FINANCE LLC,
                               as New Seller

                               By:    /s/ Douglas C. Morrison
                                      -----------------------
                               Name:  Douglas C. Morrison
                               Title: President

                               CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, as New Servicer

                               By:    /s/ Douglas C. Morrison
                                      -----------------------
                               Name:  Douglas C. Morrison
                               Title: Vice President


         [Signature page to Omnibus Assignment and Assumption Agreement]

                                                                       Exhibit A

                          Pooling Agreement Amendments
                          ----------------------------


1. Amendment No. 1 to the Pooling and Servicing Agreement, dated as of March 31, 1995.

2. Amendment No. 2 to the Pooling and Servicing Agreement, dated as of December 21, 1995.

3. Amendment No. 3 to the Pooling and Servicing Agreement, dated as of September 28, 2000.

4. Amendment No. 4 to the Pooling and Servicing Agreement, dated as of December 7, 2000.

5. Amendment No. 5 to the Pooling and Servicing Agreement, dated as of July 20, 2001.

6. Amendment No. 6 to the Pooling and Servicing Agreement, dated as of November 3, 2003.

                                                                       Exhibit B

                                  Assignments
                                  -----------

1. Assignment No. 1 of Additional Accounts, dated as of October 26, 1994, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

2. Assignment No. 2 of Additional Accounts, dated as of July 19, 1995, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

3. Assignment No. 3 of Additional Accounts, dated as of November 10, 1995, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

4. Assignment No. 4 of Additional Accounts, dated as of December 21, 1995, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

5. Assignment No. 5 of Additional Accounts, dated as of April 24, 1996, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

6. Assignment No. 6 of Additional Accounts, dated as of November 15, 1996, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

7. Assignment No. 7 of Additional Accounts, dated as of August 15, 1997, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

8. Assignment No. 8 of Additional Accounts, dated as of June 29, 1998, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

9. Assignment No. 9 of Additional Accounts, dated as of July 31, 2000, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

10. Assignment No. 10 of Additional Accounts, dated as of January 31, 2001, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

11. Assignment No. 11 of Additional Accounts, dated as of April 6, 2001, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

12. Assignment No. 12 of Additional Accounts, dated as of September 28, 2001, by SRFG, Inc. to Bank One, National Association (formerly, The First National Bank of Chicago).

13. Assignment No. 13 of Additional Accounts, dated as of April 30, 2002, by SRFG, Inc. to The Bank of New York (as successor trustee to Bank One, National Association (formerly known as The First National Bank of Chicago)).

14. Assignment No. 14 of Additional Accounts, dated as of November 11, 2002, by SRFG, Inc. to The Bank of New York (as successor trustee to Bank One, National Association (formerly known as The First National Bank of Chicago)).

                                                                       Exhibit C

                               Series Supplements
                               ------------------


1. Series 1995-5 Supplement, dated as of December 12, 1995, to the Pooling and Servicing Agreement.

2. Series 1996-3 Supplement, dated as of August 6, 1996, to the Pooling and Servicing Agreement.

3. Series 1996-5 Supplement, dated as of December 16, 1996, to the Pooling and Servicing Agreement.

4. Series 1997-1 Supplement, dated as of July 31, 1997, to the Pooling and Servicing Agreement.

5. Series 1998-2 Supplement, dated as of November 9, 1998, to the Pooling and Servicing Agreement.

6. Series 1999-1 Supplement, dated as of March 23, 1999, to the Pooling and Servicing Agreement.

7. Series 1999-3 Supplement, dated as of November 23, 1999, to the Pooling and Servicing Agreement.

8. Series 2000-1 Supplement, dated as of June 7, 2000, to the Pooling and Servicing Agreement.

9. Series 2000-2 Supplement, dated as of September 28, 2000, to the Pooling and Servicing Agreement.

10. Series 2000-3 Supplement, dated as of November 2, 2000, to the Pooling and Servicing Agreement.

11. Series 2000-4 Supplement, dated as of November 2, 2000, to the Pooling and Servicing Agreement.

12. Series 2001-1 Supplement, dated as of March 8, 2001, to the Pooling and Servicing Agreement.

13. Series 2001-2 Supplement, dated as of June 15, 2001, to the Pooling and Servicing Agreement.

14. Series 2001-3 Supplement, dated as of October 1, 2001, to the Pooling and Servicing Agreement.

15. Series 2002-1 Supplement, dated as of February 22, 2002, to the Pooling and Servicing Agreement.

16. Series 2002-2 Supplement, dated as of May 8, 2002, to the Pooling and Servicing Agreement.

17. Series 2002-3 Supplement, dated as of June 13, 2002, to the Pooling and Servicing Agreement.

18. Series 2002-4 Supplement, dated as of September 12, 2002, to the Pooling and Servicing Agreement.

19. Series 2002-5 Supplement, dated as of December 3, 2002, to the Pooling and Servicing Agreement.

20. Omnibus Amendment to Series Supplement, dated as December 1, 2002 among SFRG, Inc. as Seller, Sears Roebuck and Co. as Servicer, and the Bank of New York, as Trustee.


                                      C-2